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                                                                   EXHIBIT 10.2


                              "THE PRICE IS RIGHT"

                           NETWORK LICENSE AGREEMENT

1. IDENTIFICATION: This license (the "Agreement") agreement is dated as of the 6th day of October, 1995 and is entered into between All American Goodson, Inc. ("Sublicensor" or "AAG"), a wholly owned subsidiary of All American Communications, Inc. ("AACI"), whose address is 1325 Avenue of the Americas, New York, N.Y. 10019, and Interpublic Game Shows, Inc. ("Sublicensee" or "Sub"), a wholly-owned subsidiary of The Interpublic Group of Companies, Inc., whose address is 1271 Avenue of the Americas, New York, N.Y. 10020, with respect to the program entitled "The Price Is Right" (the "The Price Is Right" or the "Program"). Capitalized terms used herein without definition shall have the respective meanings set forth in the Asset Purchase Agreement dated as of October 6, 1995 among Mark Goodson Productions, L.P. and The Child's Play Company, as Sellers, and Mark Goodson Productions, LLC and The Interpublic Group of Companies, Inc. as Buyers, among certain other parties (the "Asset Purchase Agreement").

2. GRANT OF RIGHTS: Subject to the terms and conditions of this Agreement and the existing licenses set forth in Schedule I hereto, during the Term and within the Territory (as hereinafter defined), Sublicensor hereby grants to Sub the following:

         a.      An exclusive license:

                 i. To arrange for the production of New Episodes based on the format or formats for "The Price Is Right" (the "Licensed Format"), which right includes the right to allow the producer of "The Price Is Right" to modify the Licensed Format or Licensed Formats to the extent necessary to arrange for the production of the New Episodes; and

                 ii. To arrange for the distribution of New Episodes (together with replays of Library Episodes of the Program as part of a series commitment to the extent required by a Network or Network Alternate) for telecast on a Network or Network Alternate;
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         b.      A nonexclusive license, for the sole purpose of promoting and advertising the New Episodes:

                 i. To make and publish, or arrange for the making and publication of, in any and all languages, synopses of the New Episodes; and

                 ii. To make, exhibit and market, or to arrange for the making, exhibition and marketing, television motion picture trailers, sound records or stills based upon or adapted from the New Episodes; and

         c. A nonexclusive license to use the trademark "The Price Is Right" (the "Licensed Trademark"), in connection with the production and licensing of the New Episodes (and replays) in the Territory as permitted by clauses (a) and (b) above.

         All of Sub's rights under this Agreement are explicitly stated herein, and nothing in this Agreement shall be construed to grant any implied rights to Sub. Sub acknowledges that all rights granted to it by Sublicensor hereunder are granted pursuant to the license agreement dated as of October 6, 1995 between Mark Goodson Productions, LLC (the "LLC") and AAG (the "Main License Agreement"). Notwithstanding anything else contained in this Agreement, in the event of the termination of the Main License Agreement during the Term hereof, unless and until such time as the LLC has entered into a new license agreement with Sub substantially in the form of this Agreement (unless otherwise agreed by Producer), Sublicensor shall be deemed to have assigned all of its rights pursuant to this Agreement after such termination to the LLC and the LLC shall automatically be deemed to have entered into this license on the terms hereof for the remaining period hereof after such termination in favor of Sub as Licensee.

2A.      ASSIGNMENT OF RIGHTS; PRODUCTION AGREEMENTS:

         a. Sublicensor hereby irrevocably assigns its rights under and assigns its obligations under the CBS network license for "The Price Is Right" for the 1994/1995 and 1995/1996 broadcast seasons (the "CBS Network License") to Sub and Sub hereby assumes such rights and obligations. Notwithstanding the foregoing, Sublicensor retains certain joint rights of approval of renewals and extensions of the CBS Network License pursuant to Section 3(b) hereof. Sub shall on behalf of the LLC make certain payments out of Accounts



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                 Receivable under the CBS Network License received after the
                 Final Closing, net of any costs and expenses incurred or paid by Sub related thereto, to or to the order of the Partnership (or its permitted assigns) pursuant to and subject to the terms of Section 3.9 of the Asset Purchase Agreement.

         b. During the term of this Agreement, Sublicensee shall not enter into a production agreement with respect to the Program without Sublicensor's consent, which will not be unreasonably withheld or delayed. If Sublicensor does not consent to the entering into of a production agreement, Sublicensee may terminate this Agreement without incurring any liability for such termination. Sublicensor hereby approves the Network Production Agreement with TPIR LLC ("Producer") and agrees to the provisions to be performed by AAG thereunder. For so long as the Network Production Agreement is in effect, Sublicensor and Sublicensee agree, for the benefit of Producer, without the Producer's prior written consent, not to be unreasonably withheld or delayed, that they shall not amend, modify or terminate this Agreement (other than expressly in accordance with the terms of this Agreement as in effect on the date hereof and as modified in accordance herewith) or waive any rights or consent to any of the foregoing, under this Agreement, which in any case would have a material adverse effect on Producer's rights under the Network Production Agreement.

3.       TERM; NETWORK EXTENSIONS OR RENEWALS:

         a. The term hereof (the "Term") for the Program shall be for so long as the Program is in continuous annual (i.e., broadcast year) Network or Network Alternate production (i.e., each broadcast year must consist of at least 130 new and original episodes unless otherwise approved by the Network or Network Alternate), but shall in no event exceed the Earn-Out Period (including any extension thereof) as defined in the Asset Purchase Agreement. In the event the Program does not remain in continuous annual Network or Network Alternate production, or the Network Production Agreement is terminated, this Agreement shall terminate. Upon the termination of this Agreement pursuant to the foregoing provision, Sublicensor shall continue to have the right, through the Main License Agreement, to produce, record, distribute, license, market, broadcast,



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                 transmit, exhibit or otherwise exploit the Program for
                 commercial purposes.

         b. Sublicensor and Sublicensee shall have the sole right in their business judgment to agree or refuse to agree to any Network or Network Alternate license, extension or renewal of the Program relating to the Program remaining in continuous annual production, subject to the following provisions:

                          i) Sublicensor and Sublicensee shall each agree to (and Sublicensee shall execute) any extension or renewal of the current CBS Network License which expires on or before the last day of the Term so long as (x) the LLC will receive at least $1.0 million, net of expenses (such expenses shall include amounts payable by Sublicensee pursuant to the Network Production Agreement and costs and expenses payable by Sublicensee pursuant to this Agreement), including Earn-Out Payments and the Production Fees, annually in respect of such license during its term based on the approved production budget (including host fees and reasonably anticipated prize and "below the line" overages not reimbursed by the Network or Network Alternate) and (y) there are no other changes from the current CBS Network License that Sublicensor or Sublicensee believes in good faith could have a material adverse effect on Sublicensor or Sublicensee.

                          ii) Sublicensor and Sublicensee will jointly attend every meeting with CBS (unless the parties otherwise agree) with respect to any extension or renewal of the current CBS Network License and reasonably consult with each other prior to and after such meeting. In the event that for any reason the CBS Network License is canceled or it is determined that the Program will not be renewed or extended (the "Non-Renewal Event"), Sublicensee will have a 45-day period from such date, jointly with Sublicensor, to negotiate with other Networks or Network Alternates. Sublicensor shall agree to approve Sublicensee's entering into a Network or Network Alternate license (or an executed binding deal memorandum setting forth the material terms of such license) during such period so long as (x) the LLC will receive at least $1.0 million, net of expenses (such expenses shall include amounts payable by Sublicensee pursuant to the Network Production Agreement and costs and expenses payable by Sublicensor pursuant to this Agreement), including Earn-Out



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                 Payments and Production Fees, annually in respect of such
                 license during its term based on the approved production budget (including host fees and reasonably anticipated prize and "below the line" overages not reimbursed by the Network or Network Alternate) and (y) there are no other changes from the CBS Network License, or any other Network or Network Alternate license agreement then in effect with respect to the Program, that Sublicensor or Sublicensee believes in good faith could have a material adverse effect on Sublicensor or Sublicensee.

                          iii) If Sub's negotiations with CBS for an extension or renewal of the CBS Network License for The Price Is Right shall terminate unsuccessfully and Sub shall receive an offer from a Network or Network Alternate with respect to the broadcast of The Price Is Right, which offer is acceptable to Sub and AAG but is subject to a CBS first refusal, Sub shall have the right to transmit such offer to CBS, and if CBS does not accept such offer, to accept such Network or Network Alternate offer within five business days after the expiration of the CBS first refusal. Anything herein to the contrary notwithstanding, Sub's 45-day period within which to secure a commitment for an extension of the Network or Network Alternate broadcasts of The Price Is Right shall be extended accordingly.

                          iv) In the event that Sublicensor does not agree to Sublicensee's entering into a new Network or Network Alternate license (or an executed binding deal memorandum setting forth the material terms of such license) not expressly required by the terms hereof within 45 days after the Non-Renewal Event, this Agreement shall terminate (and the Term shall expire) for all periods after the then current broadcast year and all rights in and to the Program shall revert to the LLC, subject to AAG's rights under the Main License Agreement.

4. TERRITORY: Sublicensee's rights shall be limited to the following territory (the "Territory"): The United States, its territories and possessions on the Networks or the Network Alternates (and retransmission thereof in Canada in the English language only).

5. LICENSING AND COLLECTIONS: Except as otherwise provided herein, Sublicensee shall be responsible for entering into



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         all Network and Network Alternate license agreements covering the
         Program during the Term and shall bill and collect all revenues in connection with its exploitation of the Program during the Term.

6. DELIVERY: Sublicensor shall deliver and make available to Sublicensee copies of such tape material in its possession or under its control with regard to the Program as Sublicensee may reasonably require and all available promotional elements, including diagrams, blue prints, advertising material and the like for purposes of creating sales materials for the distribution efforts.

7. DIVISION OF REVENUES; ASSUMPTION OF EARN-OUT: Subject to the terms and conditions set forth below, Sublicensee shall remit to Sublicensor all monies received by Sublicensee from its licensing of the Program in the Territory (excluding Earn-Out Payments made by Sublicensee and payments to the Producer in accordance with the Network Production Agreement), such amounts not being subject to any fee or to any reimbursement not approved by Sublicensor. Notwithstanding the foregoing, Sublicensee will be reimbursed by the Sublicensor for its out-of-pocket expenses, administrative costs (including the cost of any personnel dedicated solely to Sub and the direct and indirect incremental cost of any personnel who are not dedicated solely to Sub) and other of its organizational expenses, including, without limitation, reasonable legal fees incurred after the effective date hereof relating to the license granted hereunder, but excluding over-head expenses. In addition, Sublicensee shall receive from Sublicensor a sublicense fee equal to $1,000 per episode, with respect to New Episodes of "The Price Is Right" produced and delivered by Producer (the "License Fee"). The License Fee shall in no way effect the calculation of the Earn-Out Payments owed to Sellers. Sublicensee hereby agrees to make Earn-Out Payments to Sellers due under Section 3.8(a)(i) of the Asset Purchase Agreement to the extent described in "Domestic Net Profits - Price Is Right Network" in Schedule 1.1(b) to the Asset Purchase Agreement, but only to the extent of the net receipts Sublicensee receives from the Network or Network Alternate in connection with the exploitation of the Program as further provided in the Network Production Agreement.

8.       REPRESENTATION AND WARRANTIES:

         a. Sublicensor represents, warrants to (in each case to the best of Sublicensor's knowledge and except as



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                 disclosed in the Asset Purchase Agreement and the Schedules thereto) and agrees with Sublicensee as follows:

                 i) That Sublicensor has the right to grant the rights herein granted, and that there are no liens, claims or encumbrances whatsoever adversely affecting or that would in any way prejudice Sublicensor's grant of rights to Sublicensee herein;

                 ii) That neither the Licensed Formats nor any part thereof (including without limitation its titles), nor the exploitation of the rights granted herein, will defame or constitute unfair competition with any third party, violate any law or violate or infringe upon the trademark, trade name, copyright, right of privacy, right of publicity or any other right of any third party;

                 iii) That Sublicensor has acquired and will maintain all literary, dramatic, musical and other rights required for the full and quiet enjoyment of all of the rights granted herein, and that performance rights to all musical compositions contained in the Program shall be (i) controlled by ASCAP, BMI, SESAC or their affiliates, (ii) in the public domain, or (iii) controlled by Sublicensor;

                 iv) That Sublicensor has not and will not make or purport to make any grant, license, assignment or other transfer inconsistent with or that would in any way prejudice Sublicensor's grant of rights to Sublicensee herein;

                 v) That Sublicensor has the right to enter into this agreement and to grant all rights herein granted and to perform fully all of Sublicensor's obligations hereunder;

                 vi) That Sublicensor has the right to assign its rights under the CBS Network License for "The Price Is Right" to Sublicensee; and

                 vii) That Sublicensor shall remain responsible for the payment and discharge in a timely manner of any obligations under any and all union, guild or residual agreements arising in connection with the production, distribution, licensing or other



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                          exploitation after the effective date hereof of the
                          Library Episodes and New Episodes of the Program to the extent such obligations are not fully discharged by Producer (or any other producer of the New Episodes); it being understood that to the extent Sublicensor is ultimately unable to recoup such payments with respect to Library Episodes, Sublicensor shall be indemnified by the LLC with respect thereto.

         b.      Sublicensee represents, warrants and agrees as follows:

                 i) That Sublicensee has the right to enter into this Agreement and to perform fully all of Sublicensee's obligations hereunder; and

                 ii) That the credits appearing on the New Episodes, as delivered, shall be correct and consistent with all credit obligations to third parties.

9.       COPYRIGHTS

         a. Pursuant to this Agreement, Sublicensor has commissioned Sub to arrange for the production and licensing to Networks and Network Alternates of the New Episodes; and to the extent necessary for distribution in certain jurisdictions, to allow for the modification of the Licensed Formats (to create Modified Formats); and to create materials to advertise and promote the foregoing. To the extent permitted by applicable law, Sub acknowledges and agrees that the LLC shall be the sole and original owner of, and shall have sole and exclusive right, title and interest in and to, the New Episodes, the Modified Formats, the advertising and promotional materials relating thereto, and all copyright rights therein throughout the world, including without limitation, all extensions and renewals thereof and all causes of action related to any infringement of such rights (the "New Copyrights"). In addition, the LLC shall have the sole and exclusive right, title and interest in and to, all media (including without limitation videotapes, master tapes, prints, negatives and duplicating negatives) in which any New Episode, Licensed Format (including any Modified Format), or, in each case, any portion thereof, is rendered, subject to the rights of AAG under the Main License Agreement. Other than as set forth in this Agreement, Sub shall have no right, title



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                 or interest in any New Episode, Licensed Format (including
                 Modified Format) or New Copyright.

         b. Without limiting the foregoing, Sub hereby assigns and agrees to assign, and to the extent necessary, agrees to cause its employees, consultants, agents or sublicensees to assign, to the LLC or its nominee at any time and without additional compensation and all right, title and interest, whether now existing or hereafter arising, that Sub, or any of its employees, consultants, agents or sublicensees, may have in or to any New Episode, Modified Format, New Copyright, or related advertising and promotional material. In the event that Sub is unwilling or unable to execute any documents necessary to assign any such rights, Sub hereby grants to the LLC an irrevocable power of attorney to execute on behalf of Sub any and all such documents. To the extent legally permitted, all works included in the New Episodes, Modified Formats and related advertising and promotional material shall constitute works made for hire, as that term is used in the Copyright Act of 1976, as amended, and any registration of this Agreement as a copyright assignment shall not stop the LLC from asserting that such work is a work made for hire and shall not be evidence that such work is not a work made for hire.

         c. In the event that the applicable law in any jurisdiction prevents the ownership of any New Copyright (or any portion thereof) by the LLC, Sub shall grant, and to the extent necessary, shall cause its affected employees, consultants, agents or sublicensees to grant, an exclusive (even as to Sub), irrevocable, royalty-free, worldwide license to use, modify, distribute, publicly display and publicly perform, and to otherwise exploit all copyright rights in and to, the affected New Episode or Modified Format or related advertising and promotional material, for any lawful purpose, which license shall expire upon the expiration of the copyright term for the New Copyright in the affected work and shall include the right to grant sublicenses with respect to the licensed rights.

10.      TRADEMARKS

         Sub agrees that the Licensed Trademark is the exclusive property of the LLC. Any goodwill associated with Sub's use of the Licensed Trademark shall inure to the exclusive benefit of the LLC. Sub shall not take any actions



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         inconsistent with the LLC's ownership of the Licensed Trademark, and shall promptly notify the LLC of any unauthorized use of the Licensed Trademark of which it becomes aware.

11.      NO LIENS

         Sub shall not permit any claims, liens, security interests or encumbrances to be placed upon any of Sub's rights in any New Episode, Licensed Format (including any Modified Format), advertising and promotional material related thereto, or any New Copyright or Licensed Trademark, except for liens approved by the LLC.

12.      ACCOUNTING AND STATEMENTS; BOOKS AND RECORDS:

         a. Sublicensee shall render accountings and statements to Sublicensor concurrently with or promptly following its delivery of Earn-Out Payments, if any, to the Representative pursuant to the Asset Purchase Agreement. Each statement shall be accompanied by payment of Sublicensor's share of all revenues due and payable to Sublicensor hereunder. Each statement shall become final unless objection is made thereto within two years after Sublicensor's receipt thereof. Sublicensee shall also render accountings and statements to Sublicensor concerning any payments out of Accounts Receivable pursuant to Section 2A hereof and periodic accountings in the event no Earn-Out Payments are made.

         b. Sublicensee shall maintain, at its address above, complete and accurate books of account and records respecting the licensing of the Program hereunder.

         c. On a quarterly basis, Sub shall permit an auditor selected by Sublicensor (whose expenses shall be paid by Sublicensor) to inspect and make copies of all Sub's books of account and records relevant to the calculation of "Domestic Net Profits-Price is Right Network".

13.      INSPECTION RIGHTS

         a. Sub agrees that at all times during the term of this Agreement, Sub shall adhere to the production standards and other standards of quality then specified by the LLC, which standards the LLC may amend from time to time (the "Standards"). The Standards in effect as of



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                 the date of this Agreement are set forth in Exhibit A hereto.
                 In addition, Sub shall comply with all applicable laws and the prevailing standards of public decency.

         b. Upon the LLC's request, Sub shall permit representatives of the LLC to inspect the relevant parts of its premises during normal business hours to ensure that the Standards are met. In the event that the LLC notifies Sub that Sub is not in compliance with the Standards, Sub shall promptly, but in no event later than three weeks from the date such notice is received, cure the noticed nonconformity.

14. APPROVALS: The 1995/1996 production budget for the Program, which is limited to $3,229,000 for the balance of the 1995/1996 production year commencing on the Escrow Closing Date (subject to reduction in the amount of 30% of all payments from the CBS Network to the Partnership during the Interim Period ending at the Final Closing) shall consist of the production budget approved pursuant to the Asset Purchase Agreement. Sublicensee shall provide Sublicensor in writing with a detailed production budget prior to the commencement of production for the 1996/1997 broadcast season (which budget shall not exceed $5,000,000 for the entire 1996/1997 broadcast season) and each applicable broadcast season thereafter. Sublicensor shall have a right of approval, not to be unreasonably withheld, over all such production budgets, it being understood that the LLC, as licensor of the Rights to the Sublicensor, must approve each production budget to the extent not in compliance herewith including, in the case of a broadcast season, if any, after 1996/1997, to the extent that there are more than 5% annual increases (on a compounded basis) over the 1996/1997 production budget, exclusive of increases in the Bob Barker (or other to-be-selected host) host fees or increases in the prize budget or "below the line" costs covered by the first paragraph of
         Section 5 of the Network Production Agreement.

15. INDEMNIFICATION: Sublicensor and Sublicensee shall indemnify the other party and hold the other party free and harmless from and against any and all costs, claims, losses, liabilities and expenses (including reasonable attorney's fees) resulting from or arising out of any breach or alleged breach of any representations, warranties, agreements or obligations of the indemnifying party hereunder.

         In addition, Sublicensor shall, to the fullest extent permitted by law, indemnify and hold harmless Sublicensee



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         from and against any loss, liability, damage, obligation, cost or expense (including reasonable legal fees and expenses and any amount paid in settlement) resulting from a claim, demand, lawsuit, action or proceeding, including any appellate or bankruptcy proceeding, relating to or arising from or in connection with the current, former or prospective employment, retention or compensation of any person (including, without limitation, any performer, actor, musician, host, writer, director, producer or any person retained in any capacity as an independent contractor) in connection with the production, distribution, licensing or other exploitation of any and all of the Library Episodes or New Episodes of the Price is Right, including, without limitation, any obligation under any union, guild or residual agreement, to the extent that the foregoing arises as a result of the licensing of rights to the Program to Sublicensee or the entering into by Sublicensee of the Network Production Agreement with the Producer.

16.      ASSIGNMENTS ETC.:

         a. This agreement may not be assigned by either party without the other party's prior written approval, with the understanding that no such assignment shall relieve the assigning party of its obligations hereunder.

         b. The parties agree that any direct or indirect change in control of the ownership of the Sublicensor shall not constitute a change in the rights of the Sublicensee.

         c. Sublicensor and Sublicensee hereby assign to Producer, to the full extent permitted by applicable law, and irrevocably constitute and appoint Producer (and any of Producer's officers or employees or agents) as Sublicensor's and Sublicensee's true and lawful attorney-in-fact to execute any and all documents and instruments, and to perform any and all acts for and on behalf of Sublicensor and Sublicensee, in each case at Producer's expense, which Producer reasonably deems necessary or advisable, for the limited purpose, and only for the purpose, of asserting or retaining any rights of Sublicensor and Sublicensee arising under 11 U.S.C. Section 365(n) in order to affirm this agreement in the event of the bankruptcy of Sublicensor. Producer agrees not to exercise any of the rights set forth in this clause in the event Producer receives effective assurance that such rights will be protected by the appropriate party or parties hereto.



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17.      CONFIDENTIALITY:  Neither party shall disclose any portion of this agreement to any third party except to the extent necessary to enforce, construe or carry out any term or provision of this agreement (including any suit, action or claim, whether involving Sublicensor, Sublicensee or any third party) or to the extent required by any governmental or judicial order.

18.      THIRD PARTY BENEFICIARIES:

         The parties hereto agree that the LLC is an intended third- party beneficiary of the provisions of this Agreement and the Producer is an intended third party beneficiary of only the last sentence of Section 2A(b) and Sections 3(b) and 16(c) of this Agreement.

19. MISCELLANEOUS: This agreement shall be governed by the laws of the State of New York applicable to agreements executed and to be wholly performed therein and shall not be modified except by a written document executed by both parties hereto. This agreement expresses the entire understanding of the parties hereto and replaces any and all former agreements or understandings, written or oral, relating to the subject matter hereof. Paragraph headings are for convenience of the parties only and shall have no legal effect whatsoever. All notices hereunder, unless specified otherwise, shall be in writing and shall be given at the addresses set forth in Section 1 either by personal delivery, telegram, telefax or telex (toll prepaid) or by registered or certified mail (postage prepaid) and shall be deemed given on the date delivered, telegraphed, telefaxed or telexed or the date mailed.

20. EXCLUSIVE REMEDY: Notwithstanding anything herein to the contrary, the exclusive remedy for any breach of this Agreement by Sub, other than a breach of its Earn-Out obligations or a breach of its payment obligations to Sublicensor or Producer pursuant to Section 7(a) hereunder, is termination of this agreement, except as otherwise agreed between Sublicensor and Sublicensee.

21.      DEFINITIONS

         "Library Episodes" shall mean those audiovisual productions of the Program constituting Assets acquired by the LLC at the Final Closing of the Asset Purchase Agreement and licensed to Sublicensor under the Master License Agreement, including any modifications thereof.



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         "Licensed Formats" shall mean the outlines, treatments or formats for
         "The Price Is Right" shows in the Territory, including any modifications thereof made by Sub.

         "Licensed Trademark" shall mean the trademark "The Price Is Right".

         "Modified Format" shall mean the work resulting from any modification by Sub of the Licensed Formats. Each Modified Format shall also be deemed a Licensed Format.

         "New Copyrights" shall have the meaning specified in Paragraph 9(a) of this Agreement.

         "New Episodes" shall mean any audiovisual production based on the Licensed Formats (including any Modified Format) produced by Sub or its sublicensees pursuant to this Agreement.

22. EFFECTIVENESS: This agreement shall become effective at the Final Closing of the Asset Purchase Agreement and shall be of no force or effect if the Asset Purchase Agreement is terminated in accordance with its terms.

                 IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

ALL AMERICAN GOODSON, INC., as
SUBLICENSOR


By:    /s/  THOMAS BRADSHAW
   ------------------------------
Name:  Thomas Bradshaw
Its:   Chief Financial Officer
Date:  October 6, 1995


INTERPUBLIC GAME SHOWS, INC., as SUBLICENSEE


By:    /s/  THOMAS J. VOLPE
   ------------------------------
Name:  Thomas J. Volpe
Its:   Chairman and President
Date:  October 6, 1995


The undersigned acknowledge the assumption by Interpublic Game Shows, Inc. of certain obligations as set forth herein.


MARK GOODSON PRODUCTIONS, L.P.

By:  Mark Goodson Television Productions, Inc.,
     its General Partner


By:    /s/  RICHARD SCHNEIDMAN
   ------------------------------
Its:
    -----------------------------
Date:  October 6, 1995


TPIR LLC


By:    /s/  RICHARD SCHNEIDMAN
   ------------------------------
Its:
    -----------------------------
Date:  October 6, 1995

                                   Schedule I


1.       CBS Network License

                                   EXHIBIT A

                 PRODUCTION STANDARDS AND STANDARDS OF QUALITY



PRODUCTION STANDARDS

         To be substantially consistent with the standards in effect prior to the date hereof.


OTHER STANDARDS

Sub shall adhere to the following standards at all times:

1. No information of any sort with respect to questions to be asked or materials to be used on any New Episode shall be supplied or suggested in any way to, or asked or, contestants or participants in any game or contest recorded in any New Episode in advance of broadcast.

2. No favoritism shall be exercised in the treatment of any contestant or participant.

3. The winning contestant or participant shall be offered in full the exact or substantially the same prize which is announced on the program in accordance with the provisions of the contestant release form.

4. No game or contest, or any element thereof, shall involve any unfair treatment of any contestant, participant or any member of the public.

5. No ambiguous statement or representation that might be misleading to the public shall be made, nor shall the game or contest be conducted in a manner that might be misleading to the public.

6. No element of any program shall be injurious or prejudicial to the interest of the public, Sublicensor, or honest programming or reputable business in general.